EXHIBIT 99
                    FOR IMMEDIATE RELEASE


  Innovo Group Reports First Quarter of Fiscal 2004 Results LOS ANGELES, April 14, 2004 -- Innovo Group Inc. (NASDAQ:
INNO), on Tuesday April 13, 2004, disclosed its financial results for the three months ended February 28, 2004, or its first quarter of fiscal 2004, in its quarterly report on Form 10-Q filed with the Securities and Exchange Commission. The following is a summary and discussion of certain of these results and events and should be read in conjunction with the Company's financial statements as disclosed on Form 10-Q.

* Net sales for the first quarter of fiscal 2004 increased to $16,604,000 compared to $11,915,000 in the first quarter of fiscal 2003, or a 39% increase.

*  In the first quarter of fiscal 2004 the Company:
   - Entered  into  a  license  agreement  under  the Betsey
     Johnson(R) brand name
   - Entered into a master distribution agreement with Beyond Blue, Inc. for the exclusive international distribution rights for the Joe's(R) and Joe's Jeans(R) products
   - Introduced new accessories products to the marketplace.
   - Consolidated all of its production for branded and private label apparel under a single production and sourcing group
* The Company generated a net loss of $4,969,000, or $0.19 per share, for the first quarter of fiscal 2004.

The three most notable factors that attributed to the Company's net loss during the first quarter of fiscal 2004 were: lower gross margins, due to a greater percentage of our business coming from private label apparel and accessory products as well as close-out inventory sales; increased employee wages, primarily due to the acquisition of the Blue Concept Division and the development of our branded apparel and accessory lines; and increased advertising, marketing, tradeshow and related costs incurred in order to market the Joe's(R), Shago(R) and Fetish(TM) brands.

                          <1>

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Jay   Furrow,  CEO  commented:   "Our   first   quarter   is
traditionally a weak quarter when compared to our other quarters, and this is reflected in our total net sales of just under $17 million for the first quarter of fiscal
2004.   While we were able to sell off a significant  amount
of excess inventory during the period, we did not recognize our traditional margin on these goods. We also, incurred an
increase   in   expenses  associated  with   marketing   and
advertising our product lines compared with the these expenses in the prior period last year. Additionally, in comparison, wage expenses increased as a result of the
hiring  of  the  personnel  to   support  the  Blue  Concept
Acquisition and  the  development  of  our  branded  product
lines,  all  of  which   were  not  part  of  the  Company's
operations during the first quarter of fiscal 2003.    These
marketing   and   infrastructure  costs,  coupled  with  the
traditionally weak sales in the first quarter, resulted in the Company experiencing lower gross margins and generating net loss of $4.9 million during the quarter."

Outlook

Furrow stated: "As is traditional during our first quarter, our revenues were significantly lower than is anticipated in future periods and with the Company's recent historical and anticipated future growth, an infrastructure currently is in place which requires higher revenues and greater gross profit to generate profitability. We believe that in future periods revenues will continue to grow, and we are constantly improving our ability to increase our gross profit. Additionally, we have taken steps to reduce our SG&A expenses and are continuing to monitor these expenses and make adjustments where necessary in order to position the Company for profitability."

First Quarter Results Summary

First quarter net sales for the first quarter of fiscal 2004 increased 39% to $16,604,000 compared to $11,915,000 million in the first quarter of fiscal 2003. For the quarter, the Company generated a net loss of $4,969,000 million, or $0.19 per share, compared to net income of $282,000, or $0.02 per share, in the first quarter of fiscal 2003. Weighted average shares outstanding on a fully diluted basis for the first quarter of fiscal 2004 were 25,717,000 compared to 17,241,000 in the first quarter of fiscal 2003.

Net Sales

     Our net sales increased to $16,604,000 in the first quarter of fiscal 2004 from $11,915,000 in the first quarter of fiscal 2003, or a 39% increase. The primary reasons for the increase in our net sales were due: (i) to increased sales to our private label customers in both the apparel and accessories segments, a large portion of which is attributable to sales generated as a result of the Blue Concept Division acquisition in July 2003; (ii) growth in sales of Joe's Jeans in various international markets; and
(iii) sales from our Fetish(TM) and Shago(R) branded apparel and accessory products, which we began to sell in the summer of 2003.

                         <2>

     More specifically, sales for our accessory segment increased to $3,615,000 in the first quarter of fiscal 2004 from $2,743,000 in the first quarter of fiscal 2003, or a 32% increase. The increase is primarily a result of higher sales of Innovo's private label and branded accessories products. Joe's net sales decreased to $1,670,000 in the first quarter of fiscal 2004 from $2,128,000 in the first quarter of fiscal 2003, or a 22% decrease, primarily as a reduction in units sold domestically and a lack of sales under the Joe's Jeans Japan subsidiary, as discussed below. IAA's net sales increased to $11,319,000 in the first quarter of fiscal 2004 from $7,044,000 in the first quarter of fiscal 2003, or a 61% increase. IAA's increase in net sales is attributable to an increase in sales from the private label business, most notably due to sales within the Blue Concept Division, which we acquired from Azteca Production International, Inc.; and as a result of sales from its branded business the first quarter of fiscal 2004.

Gross Margins

Our gross profit decreased to $2,870,000 in the first quarter of fiscal 2004 from $3,259,000 in fiscal 2002, or a 12% decrease. Overall, gross margin, as a percentage of net sales, decreased to 17% in the first quarter of fiscal 2004 from 27% in the first quarter of fiscal 2003. The decline was attributable to sales of slow moving and out-of-season Fetish(TM) and Shago(R) branded apparel and accessories at cost and lower gross margins due to an increased percentage of our sales coming from international distributors and increased sales to domestic discounters. On a subsidiary level, our gross margins for Innovo, Inc., Joe's Jeans and IAA were 24%, 17% and 15%, respectively.

SG&A Expenses

     Selling, general and administrative, or SG&A, expenses increased to $6,882,000 in the first quarter of fiscal 2004 from $2,838,000 in the first quarter of fiscal 2003, or a 142% increase. The SG&A increase is largely a result of the following factors: (i) an increase in advertising expenditures to establish and market our Fetish(TM),Shago(R) and Joe's(R) branded products through both advertising and tradeshows; (ii) the hiring of 31 employees as a result of the Blue Concept Division acquisition; (iii) the hiring of 40 employees to support or facilitate the establishment of and increase sales for Fetish(TM), Shago(R) and Joe's(R) branded products; (iv) increased royalty and commission expense associated with our existing and new branded accessory and apparel lines; (v) increased outside legal, accounting and other professional fees as a result of continued growth of the business in fiscal 2003; and (vi) increased insurance costs primarily as a result of increase in our general liability and directors and officers insurance.

                        <3>

Net Loss

We generated a net loss of $4,969,000, or $0.19 per share, in the first quarter of fiscal 2004 compared to net income of $282,000, or $0.02 per share, in the first quarter of fiscal 2003. The net loss in the first quarter of fiscal 2004 compared to net income in the first quarter of fiscal 2003 is largely the result of the following factors: (i) lower gross margins, due to a greater percentage of our business coming from private label apparel and accessory products as well as close-out inventory sales (ii) increased employee wages of $1,743,000, primarily due to the acquisition of the Blue Concept Division and the development of our branded apparel and accessory lines; (iii) increased advertising, marketing, tradeshow and related costs of $444,000 incurred in order to market the Joe's(R), Shago(R) and Fetish(TM) brands; (iv) increased royalties and commissions associated with our Fetish(TM) and Shago(R) branded apparel products and the earnout associated with the Blue Concept Division purchase of $614,000; (vi) increased legal, accounting, and other professional fees and insurance of $290,000; (vii) an increase in interest expense of $269,000 and depreciation and amortization costs of $376,000 primarily associated with the acquisition of the Blue Concept Division from Azteca in fiscal 2003.

Conference Call Information

Innovo's Chief Executive Officer and Chief Financial Officer will discuss Innovo Group's operating performance on its first quarter of fiscal 2004 earnings conference call, which is scheduled for Thursday, April 15, 2004,at 3:00 p.m. EST. To participate, please call (800) 299-0148 or (617) 801-9711
(international). The conference ID number is 59652277 and is entitled the "Innovo Group Earnings Release." The information provided on the teleconference is only accurate at the time of the conference call, and Innovo Group will take no responsibility for providing updated information. Following the live audio of the conference call, a telephone replay will be available until April 23, 2004 at 5:00 p.m.
(EST)   by   calling  (888)  286-8010   or   (617)  801-6888
(International) and using the conference passcode 74544597. As soon as possible after the call is completed, a replay will be archived on the website at www.innovogroup.com for one week following the conference call.

                            <4>

Consolidated Balance Sheets
(In thousands)


                                                February 28   November 29
                                                   2004          2003
Assets
Current assets:
 Cash and cash equivalents                        $1,261        $7,248
 Accounts receivable and due from factor,
  net of allowance for customer credits and
  allowances of $2,261 (2004) and $2,158 (2003)      832         1,683
 Inventories                                       6,489         7,524
 Due from related parties                          2,227            --
 Prepaid expenses and other current assets         1,538         2,115
Total current assets                              12,347        18,570

Property, plant and equipment, net                 1,986         2,067
Goodwill                                          12,592        12,592
Intangible assets, net                            12,716        13,058
Other assets                                          58            78
Total assets                                     $39,699       $46,365

Liabilities and stockholders' equity
Current liabilities:
 Accounts payable and accrued expenses            $5,260        $6,128
 Due to factor                                        42           332
 Due to related parties                              110           579
 Note payable to officer                             500           500
 Current maturities of long-term debt
  (including related parties)                         92           168
Total current liabilities                          6,004         7,707

Long-term debt, less current maturities
 (including related parties)                      22,155        22,176

Commitments and contingencies

8% redeemable preferred stock, $0.10 par value:
 Authorized shares - 5,000, 194 (2003 and 2002)       --            --

Stockholders' equity:

 Common stock, $0.10 par value:
  Authorized shares - 40,000 Issued and
  outstanding shares - 25,794 (2004) and
  25,785 (2003)                                    2,580         2,579
 Additional paid-in capital                       59,044        59,077
 Accumulated deficit                             (46,793)      (41,824)
 Accumulated other comprehensive loss                 --           (59)
 Promissory note - officer                          (703)         (703)
 Treasury stock, 71 (2004 and 2003)               (2,588)       (2,588)
Total stockholders' equity                        11,540        16,482
Total liabilities and stockholders' equity       $39,699       $46,365


                            <5>

Consolidated Statements of Operations
(In thousands)


                                           Three
                                        Months Ended
                                  February 28    March 01
                                     2004          2003

    Net sales                     $16,604       $11,915
    Cost of goods sold             13,734         8,656
    Gross profit                    2,870         3,259

    Operating expenses:
      Selling, general
       and administrative           6,882         2,787
      Depreciation and
       amortization                   455            79
                                    7,337         2,866
    Income (loss) from
     operations                    (4,467)          393

    Interest expense                 (419)         (150)

    Other income                       20           125
    Other expense                     (62)          (23)
    Income (loss) before
     income taxes                  (4,928)          345
    Income taxes                       41            63
    Net Income (loss)             $(4,969)         $282

    Net Income (loss)
     per share
      Basic                        (0.19)          0.02
      Diluted                      (0.19)          0.02

    Weighted average
     shares outstanding
      Basic                        25,717        14,841
      Diluted                      25,717        17,241

                              <6>

About Innovo Group Inc.

Innovo Group Inc. through its subsidiaries Innovo Inc., Innovo Azteca Apparel, Inc. and Joe's Jeans, is a sales and marketing organization designing and selling branded and private label apparel and accessory products to the retail and private label markets. The Company's craft products include canvas and denim totebags and aprons. The Company's accessory product line is comprised of such products as licensed and non-licensed backpacks, totebags, waist packs and handbags. The Company's apparel products consist of knit shirts and women's high-end denim jeans and knit shirts featuring the Joe's brand. The Company currently produces products under licensing agreements for the Bongo(R), Fetish(TM), Shago(R) and Hot Wheels(R) marks. More information is available at the company web site at www.innovogroup.com.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, including demand for its Shago(R) and Fetish(TM) products, successful implementation of its strategic plan, including its strategy to build brands, the ability to generate positive cash flow from operations and asset sales, whether the Company's investments in the quarter ended August 30, 2003 will result in tangible benefits to the Company and its stockholders, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. There can be no assurance that any financial projections set forth in this release can be obtained. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

SOURCE Innovo Group Inc.

Marc Crossman of Innovo Group Inc., +1-323-725-5572

http://www.innovogroup.com



"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Innovo Group's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

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